Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 13, 2021, except for the effects of the restatement disclosed in Note 2 and Note 10, as to which the date is December 20, 2021, relating to the financial statements of Marquee Raine Acquisition Corp. which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

December 20, 2021